Exhibit 99.2

CHARTER AMERIFIT LLC

CONDENSED CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2009

In thousands

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$12,030
Accounts receivable, net	12,075
Inventories	5,075
Prepaid expenses and other current assets	880
Deferred income taxes - current	138
Total current assets	30,198

GOODWILL	67,941
INTANGIBLE ASSETS, NET	58,078
PROPERTY AND EQUIPMENT, NET	2,054
OTHER NONCURRENT ASSETS	27

TOTAL ASSETS	$158,298

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Revolving credit facility	$—
Accounts payable	3,975
Accrued liabilities	5,412
Accrued taxes	528
Current portion of long-term debt	26,463
Accrued interest	920
Total current liabilities	37,298

LONG-TERM DEBT, excluding current portion	23,726
DEFERRED INCOME TAXES	16,185
OTHER LONG-TERM LIABILITIES	3,115

Total liabilities	80,324

COMMITMENTS AND CONTINGENCIES

MEMBERS’ EQUITY	77,974

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$158,298

See notes to condensed consolidated financial statements.

CHARTER AMERIFIT LLC

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008

In thousands	2009	2008

NET SALES	$61,373	$54,806

COST OF GOODS SOLD	18,559	15,382

	42,814	39,424

OPERATING EXPENSES
Advertising and selling	16,973	15,890
General and administrative	11,453	10,536
Woburn facility product development and closing costs	—	2,117
Depreciation and amortization	1,905	1,835
Transaction costs	285	860

Total operating expenses	30,616	31,238

OPERATING INCOME	12,198	8,186

OTHER EXPENSE (INCOME)
Interest expense	5,812	5,728
Other expense (income), net	100	42
Total other expense	5,912	5,770

INCOME BEFORE INCOME TAX PROVISION	6,286	2,416

INCOME TAX PROVISON	2,230	932

NET INCOME	$4,056	$1,484

See notes to condensed consolidated financial statements.

CHARTER AMERIFIT LLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008

In thousands	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES

Net income	$4,056	$1,484
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,905	1,953
Deferred taxes	1,458	745
Interest expense — noncash payment in kind	1,020	1,036
Stock option compensation expense of subsidiary	690	504
Amortization of debt issuance costs	536	458
Net loss (gain) on asset disposals or impairments	194	(52)
Other	102	38
Changes in assets and liabilities:
Accounts receivable	(1,851)	264
Inventories	2,470	(3,635)
Prepaid expenses and other assets	178	373
Accounts payable	(145)	1,700
Accrued expenses	257	(933)
Accrued taxes	515	(114)
Accrued interest and other long-term liabilities	(301)	143

Net cash provided by operating activities	11,084	3,964

CASH FLOWS FROM INVESTING ACTIVITIES

Proceeds from sale of property and equipment	16	—
Capital expenditures	(281)	(842)

Net cash used in investing activities	(265)	(842)

CASH FLOWS FROM FINANCING ACTIVITIES

Payments on long-term debt	(7,608)	(6,165)
Debt amendment costs	(45)	—

Net cash used in financing activities	(7,653)	(6,165)

FOREIGN CURRENCY TRANSLATION ADJUSTMENTS	30	(17)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	3,196	(3,060)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	8,834	6,305

CASH AND CASH EQUIVALENTS, END OF PERIOD	$12,030	$3,245

See notes to condensed consolidated financial statements.

CHARTER AMERIFIT LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2009 AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008

(In thousands)

1.     BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation — The accompanying unaudited consolidated financial statements of Charter Amerifit LLC (the “Company”) are prepared in accordance with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.  In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included.  Operating results for the nine months ended September 30, 2009 are not necessarily indicative of the results that may be expected for the year ending December 31, 2009.

Principles of Consolidation — The consolidated financial statements include the accounts of the Company, Charter Amerifit Holding Corporation (“Holding”), Amerifit Brands, Inc. (“ABI”), Amerifit, Inc. (“AFI”), and Amerifit Pharma Inc. (“Pharma”), and Estroven Limited.  Inter-company transactions and accounts have been eliminated in consolidation.

Cash and Cash Equivalents — Cash and cash equivalents consist of cash and short-term, highly liquid investments with an original maturity of three months or less, when purchased.

Inventories — Inventories consist of raw materials, work-in-process and finished products and are stated at the lower of cost (first-in, first-out method) or market.

Property and Equipment — Property and equipment are recorded at cost, except for acquired property and equipment that was recorded at fair value based on appraisals at the time of acquisitions.  Expenditures for maintenance and repairs, which do not extend the useful life of the related assets, are charged to expense as incurred.  Upon retirement or sale, the cost and the related accumulated depreciation of the assets are removed from the accounts and any gain or loss is included in operations for the period.  Depreciation is provided using straight-line methods over the estimated useful lives of the respective assets within the following ranges:

Building	30 years*
Leasehold improvements	3 to 5 years
Machinery and laboratory equipment	1 to 5 years*
Furniture, fixtures and equipment	5 years
Office equipment, computer and software	3 to 5 years
Vehicle	3 years

*Through the date sold or otherwise disposed of during 2008

Capitalized Software — Internally used software, whether purchased or developed, is capitalized and amortized using the straight-line method over its estimated useful life. The Company capitalizes certain costs associated with software such as costs of employees devoting time to the projects and external direct costs for materials and services. Costs associated with internally developed software to be used internally are expensed until the point at which the project has reached the development stage. Subsequent additions, modifications or upgrades to internal-use software are capitalized only to the extent that they allow the software to perform a task it previously did not perform. Software maintenance and training costs are expensed in the period in which they are incurred. The capitalization of software requires judgment in determining when a project has reached the development stage and the period over which the Company expects to benefit from the use of that software. The Company reviews the economic lives of its capitalized software annually. Capitalized software is amortized over three to five years.

Goodwill and Other Intangible Assets — Goodwill represents the excess of cost over fair value of net assets acquired.  Other acquired intangible assets consist of trade names, customer relationships, computer related assets and covenants not to compete.  Except for the indefinite lives of trade names, all other intangible assets are amortized using the straight-line method over their estimated useful lives.  Debt issuance costs related to loans with quarterly repayment schedules are amortized using the effective interest method over the term of the loan of approximately 5 years.  The remainder of the debt issuance costs, which relate to loans with no scheduled re-payment terms other than maturity, are amortized on a straight-line basis over the term of the related debt.  Goodwill and other indefinite-lived intangible assets are reviewed for impairment annually or earlier, whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable.

Noncontrolling Interests — Noncontrolling interests are recorded for the entities that the Company consolidates but are not wholly-owned by the Company. Noncontrolling interests recorded in the Company’s consolidated balance sheet, which total approximately $400 at September 30, 2009, relate to noncontrolling ownership in the Company’s ABI subsidiary and are included within members’ equity.  Income attributable to minority ownership totaled approximately $100 for the nine months ended September 30, 2009 and 2008 and is included in other expense in the accompanying consolidated statements of income. At September 30, 2009 and 2008, the Company owned approximately 97.2% of ABI.

Income Taxes — The Company accounts for income taxes in accordance with the asset and liability method of accounting for deferred income taxes.  Under the asset and liability method, deferred tax assets and liabilities are recognized, and income or expense is recorded, for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  The Company files a consolidated federal income tax return except for its foreign subsidiary, which files in its local jurisdiction.

Income tax provision or benefit includes U.S. federal, state and local income taxes and is based on pre-tax income or loss. The interim period provision or benefit for income taxes is based upon the Company’s estimate of its annual effective income tax rate. In determining the estimated annual effective income tax rate, the Company analyzes various factors, including projections of the Company’s annual earnings and taxing jurisdictions in which the earnings will be generated, the impact of state and local income taxes and the ability of the Company to use tax credits and net operating loss carryforwards.

The Company adopted Financial Accounting Standards Board’s Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109” (“FIN 48”), which is principally codified in FASB Accounting Standards Codification 740, “Income Taxes”, effective January 1, 2009. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in financial statements and requires the impact of a tax position to be recognized in the financial statements if that position is more likely than not of being sustained upon examination by the taxing authority.  Applying FIN 48 to all existing tax positions upon adoption resulted in a reduction $1.9 million to members’ equity at January 1, 2009. Pursuant to FIN 48, the Company recognizes interest accrued related to unrecognized tax benefits and penalties as income tax expense.   Interest and penalties accrued as of January 1, 2009, net of related benefit, was not material.  The Company is subject to U.S. federal income tax as well as state and local tax in various jurisdictions. The Company believes appropriate provisions for all outstanding issues have been made for all jurisdictons and all open years.  As of January 1, 2009 and September 30, 2009, the Company’s total gross urecognized tax benefit was approximately $3.3 million and $3.1 million, respectively, all of which, at both dates, would affect the effective income tax rate if recognized. It is reasonably possible that the total amount of unrecognized tax benefits will change within the next 12 months as various uncertainties are resolved.  The Company cannot reasonably estimate the range of potential outcomes.

Comprehensive Income — Other comprehensive income (loss) includes foreign currency translation adjustments in equity that are excluded from net income, and are reflected separately in members’ equity in accumulated other comprehensive income.

Fair Value — The Company’s financial instruments consist of cash and cash equivalents, trade receivables, accounts payable, other current assets and liabilities and long-term debt.  Due to the short maturity of the Company’s cash and cash equivalents, trade receivables, accounts payable and other current assets and liabilities, the carrying values of these items are a reasonable estimate of their fair values.  The fair values of long term debt with third parties approximate their carrying values.  It was not practicable to estimate the fair value of notes payable and long-term debt with affiliates due to the related party nature and lack of comparable arrangements with a non-related party.

Revenue Recognition — Revenue is recognized upon shipment and is recorded net of estimated sales returns, discounts and allowances.  The Company’s shipping terms are primarily FOB shipping point.

Cost of Goods Sold — Cost of goods sold represents expenses incurred that are directly connected with bringing products to a salable condition.  Such costs include raw materials, labor, overhead expenses and in-bound transportation costs.

Shipping Costs — Shipping costs, primarily outbound freight, amounting to $1,087 and $1,159 for the nine months ended September 30, 2009 and 2008, respectively, is reflected in general and administrative expenses.

Advertising Costs — Advertising costs, consisting primarily of print and electronic media, are expensed when the related advertising takes place.  Advertising expense was $7,608 and $7,431 for the nine months ended September 30, 2009 and 2008, respectively.

Woburn Facility Product Development and Closing Costs — In 2008, the Company commenced development of certain products in a facility formerly used by the Company for the manufacture of drug products.  During the year, the Company decided to out-source these activities and close the facility and sell the land, building and equipment.  During the nine months ended September 30, 2008, the Company incurred $2,117 of non-recurring expenses.

Transaction Costs — Transaction costs represent expenses related to potential merger and acquisition activity.  These costs include investment banking fees, legal fees, tax and accounting fees and consulting charges.

Concentration of Credit Risk — Financial instruments, which subject the Company to credit risk, are principally accounts receivable.  The Company performs ongoing credit evaluations of its customers and generally does not require collateral.

The Company’s revenues are concentrated in mass-market retail channels and health food stores throughout the United States.  Two product lines generated approximately 71.3% and 73.2% for the nine months ended September 30, 2009 and 2008, respectively.  Approximately 28.4% and 21.6% of sales were with one customer for the nine months ended September 30, 2009 and 2008, respectively.  This customer accounted for approximately 27.3% and 25.1% of consolidated accounts receivable as of September 30, 2009 and 2008, respectively.

Foreign Currency Translation — The Company’s foreign subsidiary maintains its accounts in its respective local currency.  Assets and liabilities are translated to U.S. dollars at period-end exchange rates.  Income and expenses are translated at average rates of exchange prevailing during the year.  Foreign currency translation adjustments are accumulated and reported as other comprehensive income as a component of members’ equity.  The effects of changes in exchange rates on foreign currency transactions are included in operations and are not material.

2.     INVENTORIES

Inventories at September 30, 2009 consists of the following:

Finished goods	$2,527
Work in process	674
Raw materials	1,874

Inventories, net	$5,075

3.     PROPERTY AND EQUIPMENT

Property and equipment at September 30, 2009 consists of the following:

Office equipment, computers, and software	$2,017
Furniture, fixtures, and equipment	386
Leasehold improvements	87
Less: accumulated depreciation and amortization	(466)
2,024
Construction in progress	30
Property, plant and equipment, net	$2,054

Depreciation expense for the nine months ended September 30, 2009 and 2008 was $574 and $487, respectively.

4.     LONG-TERM DEBT

Long-term debt at September 30, 2009 consisted of:

Term loan A	$2,979
Term loan B	17,763
Subordinated debt	21,800
Unsecured promissory note	4,000
Capitalized interest	3,647

50,189
Less: current portion of long-term debt	(26,463)

Long-term debt, excluding current portion	$23,726

See Note 7 below for the discussion of the acquisition of the Company subsequent to September 30, 2009 and the related repayment of all outstanding long-term debt.

5.     MEMBERS’ EQUITY

The Company recognized $690 and $504 in the nine months ended September 30, 2009 and 2008, respectively in compensation cost related to employee stock option plans. Such costs were recorded as general and administrative expenses.

The Company granted 159 stock options during the nine months ended September 30, 2009, which vest over 36 months from the date of grant. The total fair value of the stock options granted of $1,203 was based on fair market value on the date of grant. The weighted-average fair values at the date of grant for options granted during the nine months ended September 30, 2009 was $7.57.

The Black-Scholes option valuation model was used to calculate the fair value of the stock option awards. The key assumptions for this valuation model, as well as a discussion of each of the assumptions used in the valuation model, follows:

Risk-free interest rate	2.82%
Expected life of stock options - years	6.5
Expected volatility of common stock	35%
Expected annual dividends on common stock	$0.00

Risk-Free Interest Rate — This is the U.S. Treasury rate for the month of the grant having a term equal to the expected term of the option. An increase in the risk-free interest rate will increase compensation expense.

Expected Life — This is the period of time over which the options granted are expected to remain outstanding. Options granted have a maximum term of 10 years. An increase in the expected term will increase compensation expense.

Expected Volatility — This is a measure of the amount by which a price has fluctuated or is expected to fluctuate. Expected volatility is derived from the historical volatility of a selected group of industry related companies.   An increase in the expected volatility will increase compensation expense.

Expected Annual Dividends — The Company has no plans to pay dividends in the foreseeable future. An increase in the dividend yield will decrease compensation expense.

As of September 30, 2009, there was approximately $1,311 of unrecognized compensation cost related to unvested stock options. The cost is expected to be recognized through February 2012 with a weighted average recognition period of approximately one year.

See Note 7 below for the discussion of the acquisition of the Company subsequent to September 30, 2009 and the related exercise of all outstanding stock options.

6.     COMPREHENSIVE INCOME

Comprehensive income and its components for the nine months ended September 30, 2009 and 2008 were as follows:

	2009	2008

Net income, as reported	$4,056	$1,484

Other comprehensive income (loss):
Foreign currency translation adjustment, net of tax	30	(17)

Comprehensive income	$4,086	$1,467

7.     SUBSEQUENT EVENT

On February 12, 2010, Martek Biosciences Corporation, a Delaware corporation (“Martek”) completed the acquisition of the Company and all of its subsidiaries. Upon the closing of the acquisition, Martek paid for the benefit of the stockholders and optionholders of ABI and the holders of the Company’s membership interests (collectively, the “Former Securityholders”) total cash consideration of approximately $201 million, net of cash acquired.  The consideration included the effects of the preliminary determinations of the Company’s net debt level and net working capital, both of which are subject to adjustment based on the final determinations of the Company’s net debt level and net working capital at closing.

In connection with the sale of the Company, all outstanding long-term debt of the Company at the acquisition date was repaid by the Former Securityholders with proceeds from the sale.

Management has evaluated subsequent events through April 20, 2010, which is the date the Company’s financial statements were available to be issued.

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